Exhibit 99.01
News Release

MEDIA CONTACT:	INVESTOR CONTACT:
Genevieve Haldeman	Helyn Corcos
Symantec Corporation	Symantec Corporation
408-517-7642	408-517-8324
glhaldeman@symantec.com	hcorcos@symantec.com
SYMANTEC REPORTS PRELIMINARY FISCAL THIRD QUARTER 2007 RESULTS
Updates Fiscal Year Guidance
CUPERTINO, Calif. — Jan. 16, 2007 — Symantec Corp. (Nasdaq: SYMC) today announced preliminary financial results for the fiscal third quarter, ended Dec. 29, 2006. Symantec will release actual results for the fiscal third quarter after the market closes on Jan. 24, 2007.
The company anticipates GAAP revenue for its fiscal third quarter of $1.29 billion to $1.31 billion compared to prior guidance of $1.315 billion to $1.345 billion and compared to $1.149 billion in the year ago period. The company also anticipates GAAP diluted earnings per share of $0.10 to $0.11 as compared to the previous forecast of $0.14 to $0.15 per share and compared to $0.08 per share in the year ago period.
The company anticipates non-GAAP revenue for its fiscal third quarter of $1.30 billion to $1.32 billion compared to prior guidance of $1.325 billion to $1.355 billion and compared to $1.253 billion in the year ago period. The company also anticipates non-GAAP diluted earnings per share of $0.24 to $0.25 as compared to the previous forecast of $0.29 to $0.30 per share and compared to $0.26 per share in the year ago period. For a reconciliation of GAAP to non-GAAP results, please refer to the attached reconciliations.
GAAP deferred revenue is expected to be between $2.42 billion to $2.45 billion. Non-GAAP deferred revenue is expected to be between $2.43 billion to $2.46 billion as of the end of the fiscal third quarter.
“We experienced weaker than expected performance in our Data Center Management business,” said John W. Thompson, Symantec chairman and chief executive officer. “Our recognized revenue for the quarter was also impacted by a greater proportion of enterprise maintenance contracts, which resulted in higher deferrals than we expected. Additionally, with the implementation of our new ERP system, we incurred higher costs than expected.”
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Symantec Reports Preliminary Fiscal Third Quarter 2007 Results

March Quarter Forecast
For the March 2007 quarter, GAAP revenue is estimated between $1.24 billion and $1.27 billion. GAAP diluted earnings per share for the March quarter is estimated between $0.04 and $0.06.
Non-GAAP revenue for the March quarter is estimated between $1.25 billion and $1.28 billion. Non-GAAP diluted earnings per share for the March quarter is estimated between $0.18 and $0.20.
Fiscal Year 2007 Forecast
Symantec is adjusting its previously announced guidance for the fiscal year ending March 2007. GAAP revenue is estimated in the range of $5.08 billion to $5.11 billion. GAAP diluted earnings per share for the fiscal year ending March 2007 is estimated between $0.36 and $0.39.
Non-GAAP revenue is estimated in the range of $5.13 billion to $5.16 billion. Non-GAAP diluted earnings per share is estimated between $0.92 and $0.95.
Deferred revenue is estimated to be in the range of $2.60 billion to $2.65 billion as of the end of fiscal year 2007 compared to prior guidance of $2.40 billion to $2.60 billion and compared to $2.16 billion in fiscal year 2006.
Conference Call
Symantec has scheduled a conference call and simultaneous webcast for 8:30 a.m. ET/5:30 a.m. PT today to discuss the preliminary results for fiscal third quarter, ended Dec. 29, 2006. To participate in the call, interested parties may call (877) 704-5384 or (913) 312-1297. Participants should dial in 10 minutes prior to the scheduled start of the call. The webcast will be available on the Internet at http://www.symantec.com/invest/index.html. Please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.
Additionally, Symantec will webcast its quarterly earnings conference call on Wednesday, Jan. 24, 2007, at 5 p.m. ET/2 p.m. PT to discuss the actual results of its fiscal third quarter 2007. Investors will have the opportunity to listen to the conference call and the replay over the Internet through Symantec’s investor relations’ Web site listed above.

Symantec Reports Preliminary Fiscal Third Quarter 2007 Results

About Symantec
Symantec is a global leader in infrastructure software, enabling businesses and consumers to have confidence in a connected world. The company helps customers protect their infrastructure, information, and interactions by delivering software and services that address risks to security, availability, compliance, and performance. Headquartered in Cupertino, Calif., Symantec has operations in 40 countries. More information is available at www.symantec.com.
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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in US dollars and are valid only in the United States.
Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.
FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements relating to our preliminary financial results for the third quarter of fiscal year 2007, and projections of future revenue and earnings per share for the fourth quarter and year of fiscal 2007. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors section of our Form 10-K for the year ended March 31, 2006 and our Form 10-Q for the quarter ended September 30, 2006. We assume no obligation to update any forward-looking information contained in this press release.
USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of SFAS 123(R) and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this release and which can be found, along with other financial information, on the investor relations page of our Web site at www.symantec.com/invest/center.html.

SYMANTEC CORPORATION
Reconciliation of revised GAAP revenue and earnings per share guidance to revised non-GAAP revenue and earnings per share guidance
(Unaudited)

	Revised	Revised	Revised
	Guidance	Guidance	Guidance
	Q3 FY’07	Q4 FY’07	FY’07
Revenue reconciliation (in billions)
GAAP revenue range	$1.29 - $1.31	$1.24 - $1.27	$5.08 - $5.11

Add back:
Fair value adjustment to Veritas deferred revenue (1)	$0.01	$0.01	$0.05

Non-GAAP revenue range*	$1.30 - $1.32	$1.25 - $1.28	$5.13 - $5.16

Earnings per share reconciliation
GAAP earnings per share range	$0.10 - $0.11	$0.04 - $0.06	$0.36 - $0.39

Add back:
Stock-based compensation, net of tax (2)	$0.03	$0.03	$0.12
Fair value adjustment to Veritas deferred revenue and amortization of acquired product rights and other intangible assets (1,3,4)	$0.11	$0.11	$0.44

Non-GAAP earnings per share range*	$0.24 - $0.25	$0.18 - $0.20	$0.92 - $0.95

*	We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1)	Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe they are reflective of ongoing operating results.

(2)	Stock-based compensation, net of tax. Consists of expenses for employee stock options, restricted stock units, and employee stock purchase plan determined in accordance SFAS 123(R). We exclude these stock-based compensation expenses because they are non-cash expenses that we believe are not reflective of ongoing operating results. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations.

(3)	Amortization of acquired product rights and other intangible assets. The amounts recorded as amortization of acquired product rights and other intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business.

(4)	Fiscal 2007 also excludes amounts related to executive incentive bonuses, restructuring, and gain on sale of the Milpitas building, which net to an insignificant amount. We exclude these amounts because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business.

SYMANTEC CORPORATION
Reconciliation of historical GAAP revenue and earnings per share to historical non-GAAP revenue and earnings per share
(Unaudited)

		Q3 FY’06
Revenue reconciliation (in billions)
GAAP revenue		$1.149
Fair value adjustment to Veritas deferred revenue	(1)	0.104

Non-GAAP revenue*		$1.253

Earnings per share reconciliation
GAAP earnings per share		$0.08
Stock-based compensation adjustment per share, net of tax	(2)	0.01
Other non-GAAP adjustments per share	(1), (3)	0.17

Non-GAAP earnings per share*		$0.26

*	We believe that the non-GAAP items set forth above are useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1)	Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe they are reflective of ongoing operating results.

(2)	Stock-based compensation, net of tax. Consists of expenses for employee stock options, restricted stock units, and employee stock purchase plan determined in accordance with APB 25 and SFAS 123(R) pre and post adoption of SFAS 123(R) on April 1, 2006, respectively. We exclude these stock-based compensation expenses because they are non-cash expenses that we believe are not reflective of ongoing operating results. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations.

(3)	Amortization of acquired product rights and other intangible assets. The amounts recorded as amortization of acquired product rights and other intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business.

SYMANTEC CORPORATION
Reconciliation of previous GAAP revenue and earnings per share guidance to previous non-GAAP revenue and earnings per share guidance
(Unaudited)

Previous*
Guidance
Q3 FY’07
Revenue reconciliation (in billions)
GAAP revenue range	$1.315 - $1.345

Add back:
Fair value adjustment to Veritas deferred revenue (1)	$0.010

Non-GAAP revenue range**	$1.325 - $1.355

Earnings per share reconciliation
GAAP earnings per share range	$0.14 - $0.15

Add back:
Stock-based compensation, net of tax (2)	$0.04
Fair value adjustment to Veritas deferred revenue and amortization of acquired product rights and other intangible assets (1,3)	$0.11

Non-GAAP earnings per share range**	$0.29 - $0.30

*	For revised guidance please see Reconciliation of revised GAAP revenue and earnings per share guidance to revised non-GAAP revenue and earnings per share guidance.

**	We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1)	Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe they are reflective of ongoing operating results.

(2)	Stock-based compensation, net of tax. Consists of expenses for employee stock options, restricted stock units, and employee stock purchase plan determined in accordance SFAS 123(R). We exclude these stock-based compensation expenses because they are non-cash expenses that we believe are not reflective of ongoing operating results. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations.

(3)	Amortization of acquired product rights and other intangible assets. The amounts recorded as amortization of acquired product rights and other intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business.

SYMANTEC CORPORATION
Reconciliation of preliminary GAAP deferred revenue
to preliminary non-GAAP deferred revenue
(Unaudited)

Preliminary
December 29, 2006
Deferred revenue reconciliation (in billions)
GAAP deferred revenue range	$2.42 - $2.45

Add back:
Fair value adjustment to Veritas deferred revenue (*)	$0.01

Non-GAAP deferred revenue range(**)	$2.43 - $2.46

(*) Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe it is reflective of ongoing operating results.
(**) We believe that the preliminary non-GAAP item set forth above is useful to investors, and such item is used by our management, for the reasons associated with the adjusting item as described above.